UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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THE CHINA FUND, INC.
(Name of Registrant as Specified in Its Charter)

CITY OF LONDON INVESTMENT GROUP PLC CITY OF LONDON INVESTMENT MANAGEMENT COMPANY LIMITED BARRY M. OLLIFF JULIAN REID RICHARD A. SILVER
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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City of London Investment Management Company Limited, together with the other participants named therein, has filed a definitive proxy statement and accompanying BLUE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of a slate of director nominees and certain business proposals at the upcoming 2018 annual meeting of stockholders of The China Fund, Inc., a Maryland corporation.

Please contact Saratoga Proxy Consulting LLC, which is assisting us, if you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of our proxy materials. Saratoga can be reached toll-free at (888) 368-0379.

On April 2, 2018, City of London issued the following press release:

City of London Files Lawsuit Against The China Fund and its Board of Directors Regarding Their Last-Minute Postponement of The China Fund’s Annual Meeting of Stockholders and Seeks Injunctive Relief

COATESVILLE, PA (April 2, 2018) – City of London Investment Management Company Limited, which represents clients who are the beneficial owners of approximately 27.2% of the outstanding shares of common stock of The China Fund, Inc. (NYSE: CHN), today announced the filing of a Verified Complaint in the Circuit Court for Baltimore County, Maryland bringing claims against China Fund and the members of its Board of Directors related to China Fund’s postponement of its 2018 annual meeting of stockholders to April 26, 2018, which was announced only two business days prior to the previously scheduled meeting date. The Plaintiffs also filed and served a motion for preliminary injunction seeking an order in advance of the April 26, 2018 meeting date.

The Plaintiffs are seeking the following relief from the Court:

•	A declaration and injunctive relief from the Court declaring that China Fund must conduct the annual meeting on April 26, 2018, and enjoining China Fund from any further adjournments;
•	An order declaring that the votes taken by proxy as of March 27, 2018, the date the annual meeting was originally scheduled for, constituted a quorum for purposes of the annual meeting and that the vote as of March 27, 2018 should be certified;
•	An order declaring that the last-minute postponement of the annual meeting by China Fund’s Board of Directors was an improper entrenchment device in violation of its bylaws and constituted a breach of the directors’ statutory and common law duties.

If you have any questions or need assistance with voting your BLUE proxy card, or need additional copies of our proxy materials, please contact our proxy solicitor, Saratoga Proxy Consulting LLC at (212) 257-1311 or toll-free at (888) 368-0379.